UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐       Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material Pursuant to Rule 14a-12

Eve Holding, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒      No fee required

☐       Fee paid previously with preliminary materials

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11

Eve Holding, Inc.
1400 General Aviation Drive

Melbourne, FL 32935

April 9, 2026

Dear Stockholder:

You are cordially invited to attend Eve Holding, Inc.’s 2026 Annual Meeting of Stockholders on Thursday, May 21, 2026, at 10:00 a.m., Eastern Time. The 2026 Annual Meeting of Stockholders will be held in a virtual format online at https://www.cstproxy.com/eveholding/2026.

The matters to be acted on at the 2026 Annual Meeting of Stockholders are described in the enclosed notice and proxy statement.

Your vote is important to us. Even if you plan on attending the 2026 Annual Meeting of Stockholders, we encourage you to vote your shares in advance to ensure that your vote will be represented at the meeting. To vote in advance of the meeting, you may vote online, as instructed in the attached proxy statement, or by completing, signing and returning the proxy card that is provided. You may revoke your proxy at any time before your shares are voted at the 2026 Annual Meeting of Stockholders. See the attached proxy statement for more detailed information.

We look forward to receiving your proxy and we appreciate your support of Eve Holding, Inc.

Sincerely,

/s/ Johann Christian Jean Charles Bordais
Johann Christian Jean Charles Bordais
Chief Executive Officer

Eve Holding, Inc.
1400 General Aviation Drive

Melbourne, FL 32935

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2026

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Eve Holding, Inc. (the “Company”) to be held on Thursday, May 21, 2026, at 10:00 a.m., Eastern Time, online at https://www.cstproxy.com/eveholding/2026.

At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:

         Election of two Class I directors to serve for a three-year term of office expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal;

         Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (“NEOs”);

         Selection, on a non-binding advisory basis, of the frequency with which the Company will hold future advisory votes on the compensation of the Company’s NEOs;

         Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

         Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The board of directors has fixed the close of business on April 1, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive office at 1400 General Aviation Drive, Melbourne, FL 32935. Your vote is very important to the Company and all proxies are being solicited by the board of directors. So, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing https://www.cstproxy.com/eveholding/2026 or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Please note that all votes cast online must be cast prior to 11:59 p.m., Eastern Time, on May 20, 2026.

By Order of the Board of Directors,

/s/ Simone Galvão de Oliveira
Simone Galvão de Oliveira
Secretary

April 9, 2026

Melbourne, Florida

Eve Holding, Inc.

1400 General Aviation Drive

Melbourne, FL 32935

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Unless the context otherwise requires, all references in this proxy statement to “we,” “us,” “our” or “Company” refer to Eve Holding, Inc. and its subsidiaries following the business combination between Zanite Acquisition Corp. (“Zanite”) and EVE UAM, LLC that was consummated on May 9, 2022 (the “business combination”), as applicable.

Internet Availability of Proxy Materials

We are furnishing our proxy materials to stockholders of Eve Holding, Inc. in connection with the solicitation of proxies for use at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 21, 2026, at 10:00 a.m., Eastern Time, online at https://www.cstproxy.com/eveholding/2026. This solicitation of proxies is made on behalf of our board of directors (the “Board”).

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On or about April 9, 2026, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on Thursday, May 21, 2026

This proxy statement and our 2025 Annual Report on Form 10-K are available free of charge at https://www.cstproxy.com/eveholding/2026.

What Are You Voting On?

You will be asked to vote on the following proposals at the Annual Meeting:

1.      Election of two Class I directors to serve for a three-year term of office expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal;

2.       Approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs;

3.       Selection, on a non-binding advisory basis, of the frequency with which the Company will hold future advisory votes on the compensation of the Company’s NEOs;

4.      Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

5.      Any other matter that properly comes before the Annual Meeting.

Who Can Vote?

At the close of business on April 1, 2026 (the “Record Date”), there were 348,304,584 shares of our common stock, par value $0.001 per share (“Common Stock”), issued and outstanding. Only holders of record of our Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. In addition to holders of record of shares of Common Stock, beneficial owners of shares of Common Stock held in “street name” as of the Record Date can vote by following the instructions provided by your broker, bank, trust, or other street name holders.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”

Quorum

The presence of a majority of the outstanding Common Stock issued and outstanding and entitled to vote constitutes a quorum. A quorum is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you are present in person at the virtual Annual Meeting or if you have properly submitted a proxy card online or by mail. However, abstentions and “broker non-votes” are counted as present for purposes of determining whether the quorum requirement is satisfied. Please see below under “Abstentions; Withhold Votes; Broker Non-Votes.”

Voting Your Shares

The Annual Meeting will be held entirely online. You may vote in person by attending the virtual Annual Meeting or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

If you are a record holder, you may vote by submitting a proxy online by following the instructions on the website referred to in the proxy card and/or the Notice mailed to you.

Alternatively, if you received a paper copy of your proxy card, you may vote your shares by submitting a proxy online by following the instructions on the proxy card, or by completing, dating, and signing the proxy card that was included with this proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

If your shares are held in “street name,” your broker, bank or other holder of your shares will provide you with instructions that you must follow to have your shares voted.

Deadline for Submitting Your Proxy on the Internet

Internet voting will close at 11:59 p.m., Eastern Time, on May 20, 2026. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet need not return a proxy card or the voting instruction form forwarded by your broker, bank, trust, or other nominee by mail.

YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance even if you plan to attend the Annual Meeting.

Voting at the Annual Meeting

If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Please note that if your shares are held in “street name” and you wish to vote during the meeting, you must obtain a proxy issued in your name from your broker, bank, or other holder of your shares. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary, Eve Holding, Inc., at our principal executive office at 1400 General Aviation Drive, Melbourne, FL 32935, (ii) duly submitting a later-dated proxy over the Internet or by mail, or (iii) attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust, or other nominee.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by the Internet, submit one proxy for each proxy card you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:

•         FOR the election of each of the two nominees for Class I directors;

•         FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs;

•         FOR the selection, on a non-binding advisory basis, of every three years as the frequency of the future advisory vote on the compensation of the Company’s NEOs; and

•         FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Abstentions; Withhold Votes; Broker Non-Votes

An “abstention,” in the case of Proposals 2, 3 or 4, or a “vote withheld,” in the case of Proposal 1, represents a stockholder’s choice to decline to vote on a proposal. Abstentions and votes withheld will be counted as present and entitled to vote for purposes of determining a quorum. At the Annual Meeting, abstentions and, with respect to Proposal 1, votes withheld, will have no effect on Proposal 1 and Proposal 3 and will have the same effect as a vote “against” on Proposal 2 and Proposal 4.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Brokers generally have discretionary authority to vote on Proposal 4, and therefore we do not expect any broker non-votes on Proposal 4. Brokers do not have discretionary authority, however, to vote on Proposals 1, 2 or 3 and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposals 1, 2 or 3.

Votes Required

The following table summarizes the voting requirements and the effects of broker non-votes and “withhold” votes or abstentions on each of the proposals to be voted on at the Annual Meeting:

	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Withhold Votes or Abstentions
1.	Election of Directors	Plurality of votes cast for each nominee	None	None
2.	Advisory Vote on the Compensation of NEOs	Majority of the shares present and entitled to vote thereon	None	Against
3.	Advisory Vote on the Frequency of Future Advisory Vote on the Compensation of NEOs	Greatest number of votes cast	None	None
4	Ratification of Independent Registered Public Accounting Firm	Majority of the shares present and entitled to vote thereon	Not applicable	Against

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.

Attendance at the Annual Meeting

You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting https://www.cstproxy.com/eveholding/2026. You will need your unique control number, which appears in the proxy card, Notice or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our board of directors currently consists of seven members. In accordance with our second amended and restated certificate of incorporation (“Certificate of Incorporation”), our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors is designated as follows:

•         The Class I directors are Sergio Pedreiro and Uallace Moreira Lima, and their terms will expire at the Annual Meeting;

•         The Class II directors are Marion Clifton Blakey and Paul Eremenko, and their terms will expire at the 2027 annual meeting of stockholders; and

•         The Class III directors are Luis Carlos Affonso, Michael Amalfitano and Gerard J. DeMuro, and their terms will expire at the 2028 annual meeting of stockholders.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, each director in the class, or the successor to each such director in the class, is elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our Certificate of Incorporation. Any increase or decrease in the number of directors are distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our board of directors is responsible for nominating director candidates for election by stockholders to the board and for filling vacancies arising between annual meetings. The board of directors is responsible for identifying, screening and recommending candidates to the board of directors for membership. When formulating its board membership recommendations, the board of directors also considers recommendations from stockholders and others as it deems appropriate.

The board of directors periodically reviews the criteria for membership on the board and the skills and characteristics required of board members. As set forth in our Corporate Governance Guidelines, among the qualifications considered in the selection of director candidates, the board considers, among others, experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the board considers appropriate in the context of the needs of the board of directors. The board of directors evaluates director nominees in the same manner whether a stockholder or the board has recommended the candidate.

Class I Director Nominees for Election – Term Expiring 2029

The current term of the Class I directors will expire at the Annual Meeting. Our board of directors nominated each of Sergio Pedreiro and Uallace Moreira Lima for election at the Annual Meeting as a Class I director to hold office until the annual meeting of stockholders to be held in 2029 and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification, or removal. The nominees have consented to serve a term as Class I directors if elected. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, subject to the terms of the Stockholders Agreement (as defined herein), the board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee. See “Certain Relationships and Related Person Transactions – Stockholders Agreement” for additional information regarding the Stockholders Agreement.

Set forth below are biographies of each of the Class I directors standing for election at the Annual Meeting:

Sergio Pedreiro

Sergio Pedreiro, 60, has served on the Board since 2022. Mr Pedreiro has more than 20 years of experience in international finance and business administration across a diverse array of industries, and since August 2025 serves as EVP FP&A at QXO, Inc. Mr. Pedreiro is the former Chief Operating Officer of Revlon, Inc. (“Revlon”), a position he held from January 2020 until November 2020. Before joining Revlon, Mr. Pedreiro was the Chief Executive Officer of Estre Ambiental Inc., a leading waste management company in Latin America, from May 2015 to December 2019. From April 2014 to December 2018, Mr. Pedreiro was an associate partner of BTG Pactual in the Private Equity group. Before joining BTG Pactual, Mr. Pedreiro was the Chief Financial Officer of Coty Inc. (NYSE: COTY), the global beauty company with $5 billion in yearly revenues. Mr. Pedreiro was Coty’s Chief Financial Officer from February of 2009 to March of 2014 and led the company’s initial public offering in mid-2013 which raised approximately $1 billion in proceeds. From January 2002 to December 2008, Mr. Pedreiro was the Chief Financial Officer of America Latina Logística SA, which listed on the Brazilian stock exchange (B3) in 2004 to become the largest publicly traded cargo railroad in Brazil. From 2016 to 2017, Mr. Pedreiro served on the board of directors of Advanced Disposal Inc., a U.S.-based waste management company with $1.4 billion in yearly revenues which conducted its initial public offering during Mr. Pedreiro’s time on the board. Mr. Pedreiro began his career as a business consultant at McKinsey & Company in Brazil. Mr. Pedreiro received his B.S. in Aeronautical Engineering from Instituto Tecnológico de Aeronáutica in Brazil, and also holds an M.B.A. degree from Stanford University. Mr. Pedreiro brings to the board extensive experience in international finance and business administration, which includes leadership positions as a senior executive and board member of various publicly traded companies.

Uallace Moreira Lima

Uallace Moreira Lima, 47, has served on the Board since February 2026. Mr. Lima currently serves as Secretary of Industrial Development, Innovation, Trade, and Services at Brazil’s Ministry of Development, Industry, Trade, and Services (MDIC), and as Executive Secretary of the National Council for Industrial Development (CNDI). He also serves as Advisor to the Board of Directors of the National Bank for Economic and Social Development (BNDES) and as an Adjunct Professor at the Faculty of Economics of the Federal University of Bahia.

Mr. Lima is an economist with extensive experience in economic development, industrial policy, innovation, and international economics. He has served as a consultant to institutions including the Inter-American Development Bank (IDB), the United Nations Economic Commission for Latin America and the Caribbean (ECLAC), and the Center for Strategic Studies and Management (CGEE), and as a visiting researcher or professor at institutions such as Seoul National University, the Korea Institute for International Economic Policy (KIEP), and Brazil’s Institute of Applied Economic Research (IPEA). Mr. Lima holds a PhD and a Master’s degree in Economic Development from the State University of Campinas (UNICAMP) and a Bachelor’s degree in Economics from the Federal University of Bahia. Mr. Lima brings to the Board deep expertise in industrial strategy, innovation policy, and public-sector governance.

Required Vote

Each director will be elected by a plurality of the votes cast. Votes withheld and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

Class II and III Directors Continuing in Office

Set forth below are biographies of the other directors continuing in office:

Paul Eremenko

Paul Eremenko, 46, has served on the Board since 2022. Mr. Eremenko is currently the CEO of P-1 AI, Inc., a position he has held since the company’s founding in 2024. He also serves as an advisor to New Vista Capital since 2021 and a member of the investment committee of Alloy Group Inc. since 2024. Prior to co-founding P-1 AI, Mr. Eremenko was Chairman & CEO of Universal Hydrogen Co. Prior to that, he was Senior Vice President and Chief Technology Officer of United Technologies Corporation from 2018 to 2019. Before that, Mr. Eremenko was Chief Technology Officer of Airbus SE (“Airbus”). Mr. Eremenko joined Airbus as the founding CEO of Acubed in 2015, its Silicon Valley innovation center, and also served on the investment committee of Airbus Ventures. While at Airbus, Mr. Eremenko was Chairman of APWORKS GmbH, an aerospace additive manufacturing company. From 2013 to 2015, Mr. Eremenko served as Director of Engineering at Google’s Advanced Technology and Projects organization, and prior to that at Motorola Mobility. Before Motorola and Google, Mr. Eremenko was at DARPA, the Defense Advanced Research Projects Agency, first as a Program Manager, and later as the Deputy Director and Acting Director of the Tactical Technology Office, the agency’s large systems and platforms office. For his work at DARPA, Mr. Eremenko was awarded the Distinguished Public Service Medal by the Office of the Secretary of Defense. Mr. Eremenko earned his undergraduate and Master’s degrees in aeronautics from Massachusetts Institute of Technology (MIT) and California Institute of Technology (Caltech), respectively. Mr. Eremenko also holds a J.D. from Georgetown University and is a private pilot. Mr. Eremenko brings to the board extensive experience in the aerospace manufacturing and engineering industries, as well as executive leadership experience in the aerospace industry.

Marion Clifton Blakey

Marion C. Blakey, 77, has served on the Board since 2022. Ms. Blakey currently serves as a non-executive director for several corporations and organizations, having retired from Rolls-Royce North America Inc. (RRNA) in 2018 as President and Chief Executive Officer. In this role, Ms. Blakey also served as Chairman of the Board of Rolls-Royce North America Holdings Inc. In her three years at Rolls-Royce, she helped shepherd a major investment in the Indianapolis site, oversaw the opening of a new California R&T facility while streamlining Rolls-Royce North America operations and creating an environment conducive to growing the Rolls-Royce business base. Prior to joining Rolls-Royce, Ms. Blakey was President and Chief Executive Officer of the Aerospace Industries Association (AIA) for eight years, representing more than 270 member companies. From 2002 to 2007, Ms. Blakey was Administrator of the Federal Aviation Administration (FAA) where she operated the world’s largest air traffic control system and managed 44,000 employees and a $14 billion budget. Prior to 2002, she held several senior positions including Chairman of the National Transportation Safety Board (NTSB) and Administrator of the U.S. Department of Transportation’s National Highway Traffic Safety Administration (NHTSA), as well as ran her own consulting firm focusing on transportation and infrastructure issues. Ms. Blakey’s board positions include: director Sun Country Airlines, former director Aerojet Rocketdyne, former director of New Vista Acquisition Corporation (Nasdaq: NVSA); former Trustee of Noblis, a science, technology and strategy organization, where she served as Chairman until 2020; former member of the National Air and Space Museum’s Advisory Board, where she chaired the Advancement Committee; and member of the advisory boards of Radia, Inc.; and Sunrise Transportation Holdings. She recently served on the Board of Alaska Airlines Group (NYSE: ALK); Cobham plc, Aireon, and NASA’s National Advisory Council. Ms. Blakey has received numerous honorary degrees and awards, including the National Aeronautic Association’s 2011 Henderson Trophy, Aviation Week & Space Technology’s 2013 Laureate Award, and the National Aeronautic Association’s 2013 Wright Brothers Memorial Trophy, and most recently, the Carol B. Hallett Award from the U. S. Chamber of Commerce and the L.Welch Pogue Award from Aviation Week and Space Technology and the International Aviation Club. Ms. Blakey received her bachelor’s degree with honors in international studies from Mary Washington College of the University of Virginia and has completed graduate work at Johns Hopkins University, School of Advanced International Studies. Ms. Blakey brings to the board extensive executive leadership experience, expertise with respect to aviation regulation and air traffic management and experience serving on the boards of directors of several companies.

Luis Carlos Affonso

Luis Carlos Affonso, 65, has served on the Board since 2022. Mr. Affonso, joined Embraer S.A.(“Embraer”) 43 years ago as an aeronautical engineer, in January 1983, and currently leads the Embraer Engineering and Technology Development for Commercial, Executive, Defense and Services Business Units. In 1995, after serving in different positions with increasing responsibilities, he became Embraer’s Vice President of Engineering and Chief Engineer at age 34. Since then, in different roles, he led the launch and development of all civilian – commercial and executive – Embraer new airplane platforms. As Engineering Vice President, he was in charge of the ERJ145 Regional Jet development and certification, which happened on time in 1996, and allowed for the company turnaround after privatization. Mr. Affonso also led the creation of the Program Management function at Embraer as currently constituted, which is today considered one of Embraer’s main competitive advantages. Consequently, in 1997 he became the first head of the newly created Program Management organization and was the reporting person for all such Program Directors. Mr. Affonso also served the E-Jets Program Vice President since its inception until entry into service in 2004 and 2005, strongly advancing Embraer’s position in the airline market. The EJets are the most successful Embraer product to date and one of the most successful commercial airplanes in aviation history. Mr. Affonso was President and CEO of Embraer Executive Jets from 2005 to 2011, in which he was responsible for developing the program as an independent business segment within Embraer, including by overseeing the development of business and product strategies, as well as marketing, sales and customer support initiatives for the segment. Embraer significantly expanded in this market under Mr. Affonso’s leadership, including the launch of six new products—Phenoms 100/300, Legacy 450/500/650 and Lineage 1000—creating a worldwide sales and service support network and increasing sales revenues from US$250 million to US$1.250 billion. From 2011 to 2017, Mr. Affonso served as Chief Operating Officer (COO) of Embraer’s Commercial Aviation business, leading current and future programs including market intelligence, customer support and services, as well as overseeing the final manufacturing assembly line and the development of the successful E-Jets Second Generation (E2) airplanes. During his tenure as COO of Commercial Aviation, the presence and results of customer support and services for this segment significantly expanded. In 2019, the Project Management Institute named the E-Jets E2 project that Mr. Affonso oversaw as the 2019 Project of the Year. From 2017 to 2020, Mr. Affonso was Senior Vice President of Corporate Strategy, Innovation and Digital Transformation at Embraer. During this period, EmbraerX, a company dedicated to disruptive innovation, was founded, ultimately leading to the conceptualization and creation of EVE UAM, LLC. Mr. Affonso also created Embraer’s innovation and strategic governance system, which focuses on developing strategies that aim to drive and manage innovation across the company. This program helped to create the strategies that are fueling Embraer’s turnaround after the COVID-19 pandemic.

Mr. Affonso was a member of the board of directors of Brazilian General Aviation Association, the General Aviation Manufactures Association in the US, OGMA - Industria Aeronautica de Portugal and EmbraerPrev, the Embraer employees’ pension fund. Mr. Affonso formerly served as a board member of Atech – Negócios em Tecnologias S.A. (“Atech”), a company dedicated to the development of Air Traffic Management systems, as well as a member of the Innovation Committee at Vale SA (NYSE: VALE), one of the biggest mining companies in the world. Mr. Affonso is also a member of the Superior Board of Directors of ANPEI, National Association of Innovative Companies Research and Development, an organization devoted to fostering innovation in the aerospace industry. Mr. Affonso has a master’s degree in international business administration from Fundação Instituto de Administração (FIA) and graduated from the aeronautical engineering program at Instituto Tecnológico de Aeronáutica (ITA), in São José dos Campos, Brazil. Mr. Affonso has also completed executive programs in management and strategy at the University of Michigan Ross School of Business and MIT Sloan School of Management. Mr. Affonso brings to the board extensive experience in the aviation industry and in growing and developing new and existing businesses.

Michael Amalfitano

Michael Amalfitano, 65, has served on the Board since 2022. Mr. Amalfitano has served as the President and CEO of Embraer Executive Jets since 2017, leading the company’s global business with annual revenues in excess of $2.25 billion and an active fleet of more than 2,000 aircraft with over 1,350 customers worldwide. A long-standing industry veteran, Amalfitano has 44+ years of executive leadership experience in business aviation and financial services. He is also the President & CEO of Embraer Aircraft Holdings, Inc. (EAH), and a voting member of the Embraer SA Executive Leadership Management Board. Prior to joining Embraer, Amalfitano led as Executive Vice President, Senior Managing Director of Business Aviation at Stonebriar Commercial Finance. Amalfitano also led as Managing Director, Executive Head of Global Corporate Aircraft Finance at Bank of America Merrill Lynch for over 22 years, following a decade-long tenure in sales management at GE Capital. Amalfitano serves as a public member of the Board of Directors of Eve Holding, Inc. (EVE), a NYSE listed company (EVEX) in Advanced Air Mobility (AAM), and as a public member of the Board of Directors of Innventure, Inc. (INV), a NASDAQ listed company in technology commercialization. He is the Past Chairman of the General Aviation Manufacturer’s Association (GAMA) and currently serves on their Executive, Finance, Investment, and Strategic Committees, following his previous role as Chairman of the Communications Committee. Additionally, Amalfitano is the Immediate Past Chairman of the National Business Aviation Association (NBAA) Advisory Council, served as a member of the NBAA Board of Directors, and is currently a member of the Advisory Council and Leadership Council. Further, he is a member of the Board of Trustees at Embry-Riddle Aeronautical University (ERAU) and serves on their Finance and Investment Committees. He also serves as a Board Member of Corporate Angel Network (CAN). Past board positions include former four-term OEM President representative for the International Aircraft Dealers Association (IADA), Chairman of the Associate Members Advisory Council for the National Aircraft Resellers Association (NARA), and two-term President of the National Aircraft Finance Association (NAFA). Amalfitano graduated with a B.A. in Economics and a Master’s in Financial Management from Fairfield University in Fairfield, Connecticut. He has written numerous articles for aviation industry publications and is an active speaker and panelist at business aviation summits, forums, virtual podcasts & webinars, and thought leadership conferences throughout the industry.

Gerard J. DeMuro

Jerry DeMuro, 70, has served on the Board since 2023. Mr. DeMuro currently serves as Board member. He joined the company in September 2021 as Co-Chief Executive Officer, a position held until October 2023, and was instrumental in Eve's SPAC transaction, taking the company to a very successful NYSE listing that raised approximately $400 million from multiple strategic financial investors. Through his prior roles he brings extensive experience in transforming businesses into global, Tier-1 enterprises by effectively developing new products/services, expanding into adjacent markets and scaling operational processes.

 Mr. DeMuro previously served as President and CEO of BAE Systems, Inc., where he was responsible for the leadership and governance of one of the largest U.S. aerospace and defense contractors with significant presence in the United States and markets around the world. He served as an Executive Director of the independent BAE Systems, Inc. Board of Directors and in this unique role also served as a member of the plc Board of Directors.

 Prior to BAE, Jerry held the position of Executive Vice President and Corporate Vice President at General Dynamics, where he directed strategic development and operational performance of the $11.7 billion Information Systems and Technology (IS&T) Group, leading 44,000 employees with 6,000 open contracts providing products and services to defense and commercial customers worldwide. He joined GD as President, C4 Systems after General Dynamics acquired GTE Government Systems. Jerry received his MBA from Fairleigh Dickinson University, and his B.A. from the University of Pittsburgh.

General Information About the Board of Directors

Director Attendance at Board, Committee and Annual Meetings

Our board of directors held 10 (ten) meetings during the fiscal year ended December 31, 2025. Each incumbent director serving during 2025 attended at least 90% of the aggregate of all meetings of the board of directors and all meetings of committees of which such director was a member during the period for which such director served. Our Corporate Governance Guidelines provide that directors are expected to attend the Company’s annual meeting of stockholders.

Director Independence

Under the New York Stock Exchange’s (“NYSE”) listing standards, we qualify for and avail ourselves of the controlled company exemptions under the corporate governance rules of the NYSE, including certain requirements relating to compensation committees and nominating and corporate governance committees. See “Committees of the Board of Directors” below for additional information.

As a controlled company (1), we are not required to have a majority of “independent directors” on our board of directors, as defined under the rules of the NYSE. Nevertheless, we undertook a review of the independence of our board of directors and have determined that each of Marion Clifton Blakey, Uallace Moreira Lima, Paul Eremenko and Sergio Pedreiro qualifies as “independent” as defined under the applicable NYSE rules.

___________________________

(1)    A controlled company under the NYSE rules is a company where a single person, group, or entity holds more than 50% of the voting power.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. The Certificate of Incorporation and amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of at least one but not more than 15 members, and the number of directors may be increased or decreased from time to time by a resolution of the board. Our board currently consists of seven directors: Luis Carlos Affonso, Michael Amalfitano, Marion Clifton Blakey, Paul Eremenko and Sergio Pedreiro, who were nominated by Embraer Aircraft Holding, Inc. (“EAH”); Gerard J. DeMuro, who was initially designated by Zanite Sponsor LLC (the “Sponsor”); and Uallace Moreira Lima, who was designated by BNDES Participações S.A. – BNDESPAR (“BNDESPAR”) pursuant to the terms of the BNDESPAR Letter Agreement. For additional information, see “Certain Relationships and Related Person Transactions – BNDESPAR Letter Agreement.”

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be either separate or combined. Our board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of the Company, subject to the requirements of the Stockholders Agreement, dated as of May 9, 2022, by and among the Company, Embraer Aircraft Holding, Inc. and Zanite Sponsor LLC, as may be amended from time to time.

Currently, our board is chaired by Luis Carlos Affonso and our Chief Executive Officer is Johann Christian Jean Charles Bordais. As a general policy, we believe separation of the positions of chairperson and Chief Executive Officer, or having a lead independent director, reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board as a whole.

Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure.

The Audit Committee discusses guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit function, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

In addition, the board of directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the board of directors between regularly scheduled meetings which are designed to give the board of directors regular updates about our business. The board of directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee and a standing compensation committee, each of which operates under a written charter. As of the date of this proxy statement, we do not have a standing nominating and corporate governance committee, as we have availed ourselves of the controlled company exemptions from these requirements under the NYSE rules. Instead, such functions are performed by the board of directors. Our board may from time to time establish other committees.

Audit Committee

Our Audit Committee consists of Sergio Pedreiro, Marion Clifton Blakey, and Uallace Moreira Lima, with Sergio Pedreiro serving as the chair of the committee. Each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each member of the Audit Committee is financially literate, as such qualification is interpreted by the board of directors in its business judgment. Our board of directors has also determined that Sergio Pedreiro qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee’s responsibilities include, among other things:

•         appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•         discussing with our independent registered public accounting firm their independence from management;

•         reviewing with our independent registered public accounting firm the scope and results of their audit;

•         pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•         overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•         reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•         overseeing the policies and procedures in the Company’s Related Person Transactions Policy and reviewing proposed transactions requiring approval or ratification in accordance with such policy; and

•         establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our board of directors adopted a written charter for the Audit Committee, which is available on our website, at www.eveairmobility.com.

Compensation Committee

Our Compensation Committee consists of  Marion Clifton Blakey, Paul Eremenko and Gerard J. DeMuro, with Marion Clifton Blakey serving as the chair of the committee. As permitted by the controlled company exemptions under the NYSE corporate governance rules, our Compensation Committee is not composed entirely of independent directors; our board of directors determined that one member, Mr. DeMuro, is not independent.

The Compensation Committee’s responsibilities include, among other things:

•         reviewing the goals and objectives of the Company’s executive compensation plans, and recommending that the Board amends, these goals and objectives if the Committee deems it appropriate;

•         evaluating annually the performance of the Chief Executive Officer and the other executive officers, including in light of the goals and objectives of the Company’s executive compensation plans, and, either as a Committee or together with the other non-executive directors (as directed by the Board), recommending that the Board determines and approves the Chief Executive Officer’s and other executive officer’s compensation level based on this evaluation

•         reviewing compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking;

•         reviewing and recommending that the Board approves, to the extent it deems necessary or as required by applicable law, the terms of any compensation “clawback” or similar policy or agreement between the Company and its executive officers or other employees for recovering incentive-based compensation; and

•         reviewing and assessing on an annual basis the performance of the Compensation Committee.

Our board of directors adopted a written charter for the Compensation Committee, which is available on our website, www.eveairmobility.com.

Special Committee

On February 28, 2025, our board of directors established a Special Committee to, among other things, consider and evaluate a potential equity issuance to EAH and any alternatives thereto. Following the recommendation of our Special Committee and the additional required corporate approvals, we entered into subscription agreements with certain investors, including EAH, on August 13, 2025 for the issuance of shares of common stock at a purchase price of $4.85 per share. The Special Committee consisted of Paul Eremenko and Marion Clifton Blakey.

Director Compensation

Each non-employee director of the Company, excluding Messrs. Affonso, Amalfitano and Lima, receives an annual cash retainer of $60,000, payable $5,000 per month, and an annual equity grant of restricted stock units with a fair market value of $150,000 as of the date of the grant, vesting on the first anniversary of the grant. Mr. Lima’s compensation was determined based on a market study of executive compensation in Brazil conducted by the Company’s and approved by the Board. Mr. Lima has been omitted from the following table, since he was appointed to the Board after the end of our 2025 fiscal year, on January 27, 2026. Mr. Lima receives an annual cash retainer of $46,594.98, payable approximately $ 3,882.97 per month, and an annual equity grant of restricted stock units with a fair market value of $108,422.94 as of the date of the grant, vesting on the first anniversary of the grant (amounts have been converted from Brazilian reais to U.S. dollars using a conversion rate of  $5.58 to $1.00, representing the average exchange rate during the year ended December 31, 2025). In addition, the Chairperson of the Audit Committee receives an additional annual cash retainer of $25,000, the Chairperson of the Compensation Committee receives an additional annual cash retainer of $20,000 and the Chairperson of the Special Committee received an additional annual cash retainer of $20,000.

The following table provides the compensation paid to the non-employee directors of the Company with respect to the year ended December 31, 2025.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	All other compensation ($)	Total ($)
Marion Clifton Blakey	80,000	166,289	-	246,289
María Cordón(3)	22,000	-	-	22,000
Paul Eremenko	80,000	166,289	-	246,289
Sergio Pedreiro	85,000	166,289	-	251,289
Gerard J. DeMuro	60,000	166,289	-	226,289
Luis Carlos Affonso(4)	-	-	-	-
Michael Amalfitano(4)	-	-	-	-

(1)	Represents cash amount paid for the annual retainer and committee fees.
(2)

Under the 2022 Plan, the non-employee directors, excluding Messrs. Affonso and Amalfitano, receive an annual equity grant of restricted stock units. The amounts shown represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, which was $3.88 per share for the restricted stock units granted to Messrs. Eremenko, Pedreiro and DeMuro and to Mses. Blakey and Cordón. The number of restricted stock units granted to Messrs. Eremenko, Pedreiro and DeMuro and to Mses. Blakey and Cordón was calculated assuming a price per share equal to $3.88, resulting in the grant of 42,858 restricted stock units.

(3)	Ms. Cordón resigned from her position as a member of the Board and any committees of the Board, including the audit committee, effective as of May 12, 2025.
(4)	Director does not receive any compensation from the Company for his service on the Board.

Code of Conduct

Our board has adopted a code of conduct that applies to all of our executive officers, directors and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of conduct is available on our website, www.eveairmobility.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of conduct on our website rather than by filing a Current Report on Form 8-K.

Communications with the Board of Directors

Stockholders of the Company and other interested parties wishing to communicate with the board or an individual director may send a written communication to the board or such director at the following address:

c/o Eve Holding, Inc.
1400 General Aviation Drive

Melbourne, FL 32935
Attn: Secretary

The Secretary will review each communication and will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are asking stockholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as described in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders of Eve Holding, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables, and associated narrative discussion set forth in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.”

Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our NEOs. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Required Vote

Approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote thereon is required to approve, on a non-binding advisory basis, the compensation of our NEOs. Abstentions will have the same effect as a vote “against” on this proposal and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL, ON A NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are asking stockholders to vote, on a non-binding advisory basis, on the frequency of future non-binding advisory votes on the compensation of our NEOs. This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our NEOs should be conducted every “one year,” “two years,” or “three years.” You may also “abstain” from voting. After careful consideration, our board of directors recommends that future non-binding advisory votes on the compensation of our NEOs be held every three years so that stockholders may express their views on our executive compensation program.

Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our NEOs by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our NEOs. Because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.

Required Vote

The frequency receiving the greatest number of votes cast will be deemed the preferred frequency option of our stockholders.  Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit Committee evaluates and monitors the auditors’ qualifications, performance, and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.

As a matter of good corporate governance, the board of directors is requesting our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG LLP has served as our independent registered public accounting firm since May 2022. The Audit Committee and the board of directors believe that the continued retention of KPMG LLP as our independent auditors is in the best interests of the Company. The Audit Committee carefully considered the selection of KPMG LLP as our independent auditors. The Audit Committee charter requires the Audit Committee to periodically consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit Committee oversees the selection of the new lead audit partner, and the Audit Committee chair participates directly in the selection of the new lead audit partner.

If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

Required Vote

Approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote thereon is required to ratify the selection of KPMG LLP.  Abstentions will have the same effect as a vote “against” on this proposal. We do not expect any broker non-votes, as brokers generally have discretion to vote uninstructed shares on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Fees Billed by the Principal Accountant

The following table sets forth all fees billed for professional audit services and other services rendered by KPMG LLP for the years ended December 31, 2025 and December 31, 2024:

	2025	2024
Audit Fees (1)	$1,241,843	$541,484
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,241,843	$$541,484

(1) Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, statutory audits of subsidiaries, and services rendered in connection with SEC registration statements and services that are normally provided by KPMG LLP, such as consents and comfort letters, in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policy

Our Audit Committee is responsible for approving all audit, audit-related and certain other services specified in its charter. The Audit Committee reviews and, in its sole discretion, approves in advance the independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between the Company and the independent auditor (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025, with our management and with our independent registered public accounting firm, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also discussed with KPMG LLP the written disclosures and the independence letter from KPMG LLP required by the applicable requirements of the PCAOB.

Based on the Audit Committee’s review of the audited consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K.

Audit Committee

Sergio Pedreiro (Chair)

Marion Clifton Blakey
Uallace Moreira Lima

The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of April 1, 2026, by:

•         Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•         Each of our directors;

•         Each of our NEOs; and

•         All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Shares of Common Stock
Embraer Aircraft Holding, Inc.(2)	250,523,300	71.92%
Directors and Named Executive Officers
Johann Bordais	—	—
Gerard J. DeMuro(3)	550,066	*
Eduardo Couto	9,622	*
Luis Carlos Affonso	—	—
Michael Amalfitano(4)	9,676	*
Marion Clifton Blakey	58,249	*
Uallace Moreira Lima	—	—
Paul Eremenko	58,249	*
Sergio Pedreiro	58,249	*
Simone Galvão de Oliveira	644	*
All Company directors and executive officers as a group (10 individuals)	744,755	0.21%

*Less than one percent

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.
(2)

Embraer Aircraft Holding, Inc. is controlled by Embraer S.A. The address of the principal business office of Embraer Aircraft Holding, Inc. is 276 S.W. 34th Street Fort Lauderdale, Florida, 33315. The address of the principal business office of Embraer S.A. is Avenida Dra. Ruth Cardoso, 8501, 30th floor (part), Pinheiros, São Paulo, SP, 05425-070, Brazil.

(3)	Includes 61,917 shares of Common Stock underlying the private placement warrants that are exercisable.
(4)	Consists of shares held in a joint account with Mr. Amalfitano’s wife.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	3,792,538	—	12,275,190
Equity compensation plans not approved by security holders:	—	—	—
Total	3,792,538	—	12,275,190

(1)

The amount set forth in this column consists of 0 stock options and stock appreciation rights and 3,792,538 restricted stock units granted under the Eve Holding, Inc. 2022 Stock Incentive Plan. Restricted stock units are not reflected in the weighted exercise price in column (b) as these awards do not have an exercise price.

(2)

The amount set forth in this column reflects the number of securities remaining available for issuance under the Eve Holding, Inc. 2022 Stock Incentive Plan. This reserve will automatically increase on January 1st of each calendar year, prior to the tenth anniversary of the effective date of the Eve Holding, Inc. 2022 Stock Incentive Plan, by an amount equal to the lesser of (i) 3% of the number of shares of Common Stock issued and outstanding on December 31st of the preceding year and (ii) an amount determined by the plan administrator. The Board has determined to not increase the number of shares available for issuance under the Eve Holding, Inc. 2022 Stock Incentive Plan for 2026.

For a description of the material features of the Eve Holding, Inc. 2022 Stock Incentive Plan, please refer to the section entitled “Executive Compensation — Equity Compensation,” below.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Biographical information for each of our current executive officers is set forth below.

Johann Christian Jean Charles Bordais

Mr. Bordais, 53, has served as Chief Executive Officer of the Company since September 2023. Mr. Bordais previously served as President and Chief Executive Officer of Embraer S.A.’s (“Embraer”) Services & Support business from its founding in 2016 until joining the Company. Embraer Services & Support is focused on providing parts, flight hour solutions, maintenance, training, and engineering products and services for Embraer operators in its Commercial, Executive, Defense & Security segments. Under Mr. Bordais’ leadership, Embraer Services & Support became Embraer’s fast-growing, most profitable business, with revenues of $1.27 billion in 2022, accounting for 28% of Embraer’s total revenue. During his tenure at Embraer Services & Support, Bordais transformed Embraer’s aftersales business model, globalizing its solutions and fostering customer satisfaction through innovation and integrated products, including providing a broad portfolio of solutions to customers in Commercial Aviation, Executive Jets and Defense. Mr. Bordais’ oversaw over 2,300 employees dedicated to supporting customers and their 5,700 aircraft worldwide. Embraer controls Embraer Aircraft Holding, Inc., the Company’s largest stockholder.

Eduardo Couto

Eduardo Siffert Couto, 44, has served as the Chief Financial Officer of the Company since 2021. Prior to the Company, Mr. Couto was an employee of Embraer for seven years and, during such time, led key finance areas including Treasury, Insurance, Cash Management, Investor Relations, M&A and Sales Finance globally. Prior to his experience at Embraer, Mr. Couto worked as a sell-side analyst for Morgan Stanley and Goldman Sachs for more than seven years, focusing on Latin American Transportation and Infrastructure companies. Mr. Couto was also a Portfolio Manager at Santander Asset Management for four years. Mr. Couto earned his B.S. in Electronic Engineering from the Aeronautical Institute of Technology (ITA) in 2003.

Simone Galvão de Oliveira

Simone Galvão de Oliveira, 46, has served as General Counsel, Chief Compliance Officer and Secretary of the Company since September 2023. Ms. Oliveira started her career as an in-house counsel at DuPont more than twenty years ago advising the different business areas and corporate functions. Later, Ms. Oliveira joined LANXESS, another chemical company, being responsible for managing all the civil and corporate matters as well as participating in different M&A deals. Before joining the Company, Ms. Oliveira was the Legal Vice President for Latin America of Gympass, being responsible for all legal matters in Brazil, Mexico, Chile and Argentina. Ms. Oliveira obtained her Law degree at the Universidade de São Paulo (USP) and her LLM Degree at the University of Virginia.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the objectives and principles of Eve Holding, Inc. and its subsidiaries (hereinafter referred to as “Eve” or the “Company”) executive compensation program, including the Company’s compensation philosophy as it relates to its named executive officers (“NEOs”). For fiscal year 2025, our NEOs were:

•         Johann Bordais – Chief Executive Officer (CEO)

•         Eduardo Couto – Chief Financial Officer (CFO)

•         Simone Oliveira – General Counsel and Chief Compliance Officer

2025 Business Highlights

In 2025, Eve advanced its strategic priorities, progressing toward commercial readiness and long-term value creation for our stockholders. December's first flight of the full-scale engineering prototype validated years of development and strengthened confidence in the design. Management led with disciplined execution across finance, commercialization, product development, and certification.

Key highlights for fiscal year 2025 include:

Financial Management

Eve raised $230 million in equity and secured $50 million in long-term debt, establishing a strong capital base. The company maintained disciplined cost control, keeping spending within planned levels.

Commercialization

Eve signed its first binding commercial agreement with Revo, an Urban Air Mobility operator in São Paulo, Brazil, and announced the deal at the Paris Air Show. This $250 million agreement marks a significant step in Eve’s commercialization strategy, focusing on firm customer commitments and initial payments aligned with its pricing framework to protect margins. Eve then presented commercial proposals to nine additional customers.

Product Development

Since the first flight at Embraer’s test facility in Brazil, Eve’s full-scale engineering prototype has completed 47 flights, logging about 1 hour and 57 minutes of flight time as of April 6, 2026. Pilots reported smooth, predictable handling, and power consumption surpassed projections, further validating the aircraft’s efficiency and design.

Certification Progress

Eve achieved significant progress with both Brazilian and U.S. aviation authorities. The Company aligned with Brazil’s National Civil Aviation Agency (“ANAC”) on detailed design standards, submitted proposed methods of compliance, and delivered its certification plans, demonstrating tangible advancement in the type certification process. In the United States, the Federal Aviation Administration (“FAA”) published final powered-lift airworthiness criteria under Advisory Circular AC 21.17-4C, which Eve is considering as a basis for a revised proposal on airworthiness criteria. By aligning with these criteria, Eve establishes a clear path for future FAA validation.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract and retain the executive leadership necessary to achieve its strategic objectives, including the certification of its eVTOL aircraft and the launch of its commercial operations, while motivating our leaders to make a long‑term commitment to the Company’s success. Consistent with this approach, the Company emphasizes long‑term performance as a key element of its compensation philosophy.

Until the Company is able to certify its aircraft and commence commercial operations, it remains highly focused on preserving cash. As a result, the Company has placed a greater emphasis on equity‑based compensation, including short‑term and long‑term incentive awards with performance conditions tied to critical certification and commercialization milestones, reinforcing alignment between executive incentives and sustainable, long‑term value creation.

We have designed our executive compensation program to reflect industry best practices, including the following:

•         Alignment with Stockholder Interests: Equity-based incentives that tie our executive compensation to long-term value creation for our stockholders.

•         Performance-Based Rewards: Performance goals that are designed to drive long-term value and to align with our strategic objectives such as certification, entry into services, industrialization and commercialization.

•         Cash Preservation: Limited use of cash-based incentives during the pre-revenue phase to preserve liquidity for strategic investments.

Objectives of the Compensation Program:

•         Drive progress toward regulatory certification and entry into service.

•         Retain key talent through long-term incentive opportunities.

•         Promote prudent decision-making consistent with our values, safety and compliance.

What the Program is Designed to Reward:

•         Achievement of corporate goals.

•         Individual contributions to strategic initiatives.

•         Long‑term commitment to Eve’s mission and results.

Elements of Compensation and Rationale:

1.       Base Salary: We provide a competitive fixed base salary to compensate all our employees, including our NEOs, to reward day-to-day deliveries.

2.       Annual Cash Incentive: Our short-incentive program is designed to reward achievement of annual corporate and individual performance goals.

3.       Long-Term Incentives: We maintain equity incentive programs across our workforce, including for our NEOs, to reinforce long-term alignment with stockholders and support retention and sustained performance over time.

4.       Benefits: We focus on supporting employee well‑being to strengthen productivity and organizational culture, while ensuring our people practices remain competitive and aligned with local market conditions across the regions where Eve operates.

How Compensation Amounts Are Determined:

•         Performance Metrics: Corporate performance metrics for short- and long-term incentive awards are designed to motivate achievement of corporate milestones and strategic objectives that are important to our long-term growth.

•         Individual Performance (Merit Cycle): Individual performance is assessed annually based on leadership, strategic contribution and execution.

•         Market Comparison: Our Compensation Committee reviews external market data as a market check.

•         Formal Approval: All proposals are discussed with the Compensation Committee and submitted to the Board of Directors for approval.

Under its Charter, the Compensation Committee has the following duties and responsibilities regarding executive compensation:

(i) Review at least annually the Company’s executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Compensation Committee deems it appropriate, recommend that the Board of Directors adopt new, or amend existing, executive compensation plans. In 2025, the Compensation Committee did not make any specific recommendations to the Board of Directors regarding changes to the Company’s executive compensation plans.

(ii) The Compensation Committee conducts annual evaluation of our CEO’s performance based on the achievement of corporate goals and the demonstration of the behavioral competencies required for the role. When determining our CEO’s base salary, short‑term, and long‑term compensation, the Compensation Committee considers the Company’s overall performance, alignment with its compensation philosophy, and market competitiveness after considering market compensation data. Based on this assessment, the Compensation Committee recommended adjustments to our CEO’s compensation for fiscal year 2025 and submitted them for approval by the Board of Directors.

(iii) The CFO’s and the General Counsel’s performances are evaluated by our CEO, with the support of the Vice President of Human Resources. This assessment considers their demonstration of the behavioral competencies required for the role, as well as the achievement of corporate and individual performance objectives. Based on this evaluation and following consideration of market compensation data, the CEO, with the Vice President of Human Resources, proposes the appropriate compensation level for the other NEOs, including long‑term incentive components. These proposals are presented to the Compensation Committee, which reviewed them and subsequently submitted its recommendation to the Board of Directors for final approval.

Executive Compensation – Determination Process

The Compensation Committee considers a variety of companies and survey data but is not limited to a specific group, when assessing the Company’s executive compensation programs. It focuses on aligning executive compensation with the Company’s objectives and stockholder value creation.  With the assistance of independent compensation consultants, the Compensation Committee reviewed market and survey data which it used as a market check when evaluating executive compensation for fiscal year 2025.  Korn Ferry supported the review of compensation practices and market data for Brazil, and Willis Towers Watson supported the review for the United States.

Other considerations taken into account by our Compensation Committee when making executive compensation decisions include perspectives provided by the CEO and the Vice President of Human Resources (other than with respect to CEO’s own compensation), the breadth and strategic importance of the role, individual performance history and anticipated future impact, the value and vesting profile of outstanding equity awards, and an assessment of internal pay alignment, considering overall business impact and performance.

Allocation Policies

The Company’s executive compensation program is structured to balance short term and long term incentives. This approach is designed to align executive performance with the Company interests and strategic objectives while incentivizing NEO retention.

Consistent with this philosophy, a significant portion of executive compensation is delivered in equity. The predominant use of equity incentives reinforces a long‑term ownership mindset among executives and supports the Company’s objective of preserving cash while rewarding sustained performance.

Long‑term incentives are delivered through grants of restricted stock units (“RSUs”), which may be subject to either time‑based or performance‑based vesting conditions. Time‑based RSUs vest based solely on continued service over a specified vesting period and are intended primarily to promote executive retention. Performance‑based RSUs vest based on the achievement of pre‑established performance objectives, which may include corporate performance, the achievement of strategic objectives and individual goals, as determined by the Compensation Committee.

The Compensation Committee establishes and reviews these allocation principles annually to ensure an appropriate  balance between short term and long term compensation and Eve’s competitiveness and provide to the Board of Directors a recommendation to any changes or to maintain the current strategy.

Base Salary

The Compensation Committee believes that base salaries are an important component of our executive compensation program and are critical in providing stability and competitiveness without incentivizing undue risk‑taking. The Compensation Committee reviews base salaries of our named executive officers in the first half of each fiscal year. In setting annual base salaries, the Compensation Committee takes into consideration the NEO's individual performance, leadership, strategic contribution and execution and reviews alignment with the Company's corporate milestones and strategic goals, the scope of an executive officer’s job responsibilities, other components of compensation and other relevant factors.

As part of its annual compensation review for fiscal year 2025, the Compensation Committee recommended for approval by the Board of Directors increases to the annual base salaries of our named executive officers as set forth below:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Effective Date
Johann Bordais (CEO)	$322,280	$349,137	January 1, 2025
Eduardo Couto (CFO)	$376,698	$408,000	May 12, 2025
Simone Oliveira	$136,517	$143,200	May 1, 2025

In recommending to the Board of Director’s approval of the base salary adjustments for fiscal year 2025 described above, the Compensation Committee considered the Company’s annual performance evaluation process, market reference data provided by Korn Ferry and Willis Towers Watson, and the Company’s continued emphasis on disciplined cash management as it advances toward key certification and commercialization milestones. The Compensation Committee also evaluated individual executive performance, evolving responsibilities, and internal pay equity in determining that these adjustments were appropriate.

Annual Incentive Compensation

The Company maintains an annual cash incentive program designed to motivate its NEOs and reward the achievement of short term performance objectives that support the Company’s long term business strategy. Each NEO is eligible to receive an annual cash incentive award based on the achievement of corporate performance goals and, where applicable, individual performance objectives, as determined annually by the Compensation Committee and submitted to the Board of Directors for approval.

For fiscal year 2025, annual incentive opportunities were primarily tied to the achievement of corporate level performance objectives, including progress toward the Company’s strategic and operational milestones. We have omitted disclosure of the Company’s particular strategic and performance objectives and related performance goal achievement because we believe such disclosure would cause the Company substantial competitive harm by providing competitors insight into our business operations. However, our Compensation Committee has discussed and submitted for approval by our Board of Directors  performance goals at definitive, rigorous, and objective levels so as to require significant effort and achievement by our executive team to be attained.

Following its review of the Company’s performance against these objectives, the Compensation Committee determined, and the Board of Directors approved, that the Company achieved 99% of its established corporate goals for fiscal year 2025.

CEO Incentive Structure.

For our CEO, the short term incentive opportunity is based solely on the achievement of corporate performance goals. The CEO does not have an individual performance component within the annual incentive calculation. This structure reflects the Compensation Committee’s view that the CEO’s performance is most appropriately measured in relation to overall Company results and the execution of corporate level strategic priorities. Accordingly, based on performance for 2025, the CEO achieved a payout level of 99%.

CFO and General Counsel Incentive Structure.

For our CFO and our General Counsel, the annual short‑term incentive opportunity is  based on corporate performance goals (70%) and individual performance goals (30%). The Compensation Committee establishes the weighting of each component annually to ensure alignment between Company‑wide performance, functional leadership responsibilities, and the individual contributions of these executives to the Company’s operational and strategic milestones. Based on performance for 2025, the CFO achieved a payout level of 114.30% and the General Counsel achieved a payout level of 112.65%.

Annual incentive awards are calculated by multiplying each NEO’s annual base salary by the applicable target incentive percentage and the level of performance achieved, with payout opportunities ranging from 0% to 150% of the target award opportunity, depending on actual results relative to established goals.

The following table summarizes the target annual incentive opportunities and the annual incentive awards earned by our named executive officers for fiscal year 2025:

Named Executive Officer	2025 Target Annual Incentive ($)	2025 Annual Incentive Paid ($)
Johann Bordais	349,137	345,646
Eduardo Couto	320,000	365,760
Simone Oliveira	93,080	104,855

Long-Term Equity Incentives

Long‑Term Equity Incentive Program

The Compensation Committee considers long‑term equity incentives to be a critical component of the Company’s executive compensation program. These awards are intended to attract and retain executive leadership, motivate sustained performance, and align the interests of our NEOs with those of our stockholders. All equity awards are granted under the Eve Holding, Inc. 2022 Stock Incentive Plan (the “2022 Plan”). Each restricted stock unit (“RSU”) represents the right to receive one share of the Company’s common stock upon vesting, and unvested RSUs are forfeited if the NEO’s service with the Company terminates prior to vesting, except where the applicable award agreement provides otherwise. See “—Termination and Change‑in‑Control Benefits” below.

Upon commencement of employment, each NEO received an initial equity award consisting of 95% performance‑based RSUs and 5% time‑based RSUs. In addition, the Company generally makes annual equity grants to its NEOs consisting of 100% time‑based RSUs. Such equity award grants are structured to support long‑term retention and reinforce alignment with the Company’s strategic and operational priorities. The Company’s long‑term incentive (“LTI”) program is designed to balance retention incentives with performance‑based opportunities tied to the achievement of critical operational and commercialization milestones.

Types of Equity Awards

Time‑Based Restricted Stock Units

Time‑based RSUs are intended to promote long‑term retention and sustained alignment with stockholder interests. These awards generally cliff‑vest on the third anniversary of the vesting commencement date, subject to the NEO’s continued employment with the Company through such date.

Performance‑Based Restricted Stock Units (Market Value‑Linked)

Market value‑linked performance‑based RSUs are designed to align executive compensation with valuation growth and long‑term stockholder value creation. While total stockholder return (“TSR”) metrics are commonly used by more mature operating companies, Eve’s current performance framework utilizes operational, regulatory, and commercialization measures that the Compensation Committee views as conceptually equivalent indicators of long‑term value creation given the Company’s stage of development.

Market value-linked awards may be earned at between 0% and 200% of the target number of RSUs, based on the Company’s valuation measured on the fifth anniversary of the vesting commencement date as measured against a performance target of $2.910 billion (USD), subject to continued service and compliance with applicable share ownership requirements.   The threshold amount of performance required under the market-value linked RSUs is 60% of the performance target.   If the valuation achieved by the Company is between 60% of the target performance and target performance, 100% of the RSUs would vest.  If the valuation achieved by the Company exceeds 100% of the performance target, for each percentage point above the performance target, the NEOs would vest in additional percentage of shares proportional to the percent exceeding the performance target not to exceed 100% of the Performance Target.

Performance‑Based Restricted Stock Units (Milestone‑Linked)

Milestone‑linked performance‑based RSUs are designed to incentivize the achievement of critical strategic objectives in the Company’s development and commercialization roadmap. These awards vest in three separate tranches based on the attainment of three pre‑defined Company performance milestones, as recommended by the Compensation Committee and approved by the Board of Directors, and are subject to the NEO’s continued service through the applicable vesting dates. Vesting under each tranche occurs only upon the achievement of the respective milestone.

We have omitted disclosure of the Company’s particular performance milestones for the milestone-linked performance-based RSUs because we believe such disclosure would cause the Company substantial competitive harm by providing competitors with insight into our business operations. The milestones are rigorously discussed and reviewed by the Compensation Committee and recommended to the Board of Directors for approval, and vesting under each tranche is achieved only upon the attainment of the applicable milestone, consistent with the Company’s long‑term strategy and performance objectives.

2025 RSU Grants to our NEOs

During fiscal year 2025, our NEOs each received a time-based RSU grant as set forth in the table below. We did not grant any performance-based RSUs in 2025.

NEO	2025 Time-Based RSUs Grant (no. of RSUs)	Vesting Date
Johann Bordais	74,535	May 9, 2028
Eduardo Couto	102,858	May 9, 2028
Simone Oliveira	17,392	May 9, 2028

Retirement Benefits

Our NEOs are eligible to participate in the Company’s retirement and benefit plans on the same basis as other employees in their respective jurisdictions. In the United States, this includes participation in the Company’s defined contribution 401(k) retirement plan, with Company matching contributions. In Brazil, NEOs participate in mandatory statutory retirement programs and Company‑sponsored benefits applicable to Brazilian employees.

The Company does not sponsor or maintain any non-qualified deferred compensation or defined benefit pension plans for its NEOs.

Benefits and Perquisites

Our NEOs are eligible to participate in the Company’s health and welfare benefit plans on the same basis as other employees in their respective jurisdictions. These benefits include medical and other applicable health and welfare programs, as well as retirement‑related benefits, provided to employees.

In addition to the benefits described above, Ms. Oliveira received $32,765 in fiscal year 2025 in connection with the Company’s reimbursement of her relocation expenses. The value of this benefit is reflected in the Summary Compensation Table under “All Other Compensation”. Aside from this relocation‑related benefit for Ms. Oliveira, the Company did not provide material perquisites to its NEOs during fiscal year 2025.

Employment Agreement

Bordais Employment Agreement

On September 29, 2023, Johann Christian Jean Charles Bordais entered into an employment agreement with the Company and its Brazilian subsidiary, Eve Soluções de Mobilidade Aérea Urbana Ltda., pursuant to which Mr. Bordais serves as the Company’s Chief Executive Officer. The employment agreement provides for an annual base salary, and Mr. Bordais is eligible to receive an annual cash bonus and periodic grants of restricted stock units under the 2022 Plan.

In accordance with the terms of his employment agreement, on October 30, 2023, Mr. Bordais received a one‑time equity grant consisting of 17,181 time‑based RSUs which vest on September 1, 2026 subject to Mr. Bordais’s continued service with the Company through such date and 326,435 performance‑based RSUs, comprised of 171,808 market value‑linked performance‑based RSUs and 154,627 milestone-linked performance-based RSUs.

Mr. Bordais’ employment agreement also includes customary post‑employment restrictive covenants, including provisions limiting competitive activity following his separation from the Company (as further described below in “Potential Payments Upon Termination and Change-in-Control”).

Accounting and Tax Considerations

The Compensation Committee considers accounting and tax implications in designing awards, but also looks at other factors in making its decisions, including the Company’s strategic objectives.   We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments. The Compensation Committee takes into account the compensation expense recognized under FASB ASC Topic 718 when granting equity awards .

Clawback Policy

The Company maintains a clawback policy that applies to any cash or equity incentive compensation awarded to our executive officers. Under this policy, in the event of a restatement of the Company’s financial statements covering any of the three fiscal years preceding the payment or grant of such incentive compensation, or if an executive officer is found to have engaged in fraud, willful misconduct, or any other action or inaction that would give rise to a termination for cause, the Board of Directors may require that such incentive compensation be forfeited or recovered.

In addition, in 2023, the Company adopted a supplemental clawback policy for executive officers in order to comply with SEC rules promulgated under the Dodd‑Frank Act and the NYSE listing standards. This policy applies to all incentive‑based compensation (including cash bonus payments) received by our current and former Section 16 officers on or after October 2, 2023, the effective date specified in the NYSE listing standards.

Stock Ownership and Hedging Policy

Executives are prohibited from engaging in any hedging or pledging transactions involving Eve securities, as discussed in further detail below.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments.   Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company.   In the event the Company determines to grant awards of such options, the Board of Directors and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this CD&A with management and based on this review and discussion, recommended to the Board of Directors that the CD&A be included in Eve Holding, Inc.’s Proxy Statement.

Compensation Committee

Marion Clifton Blakey (Chair)

Paul Eremenko

Gerard J. DeMuro

The above Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act, or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

Narrative disclosure of the registrant’s compensation policies and practices as they relate to the registrant’s risk management

The Compensation Committee, with the assistance of management, conducted a comprehensive assessment of the Company’s compensation policies and practices applicable to all employees, including the NEOs, for the purpose of evaluating whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Based on this review, the Compensation Committee determined that the Company’s compensation programs do not encourage excessive or inappropriate risk‑taking and are not reasonably likely to have a material adverse impact on the Company.

In reaching this conclusion, the Compensation Committee considered, among other factors, the following:

•         Balanced Compensation Structure.

Company maintains a compensation framework with an appropriate balance between fixed and variable compensation, with a meaningful weighting toward long‑term incentive opportunities designed to promote sustained value creation and align the interests of executives with those of stockholders.

•         Appropriately Designed Performance Metrics.

The Company’s incentive plans utilize performance measures tied to certification, finance management, evolution of product development, compliance, safety performance, and key operational milestones, which are intended to discourage imprudent or excessive risk‑taking.

•         Clawback Policy.

The Company maintains a clawback policy that permits the recovery of incentive‑based compensation in the event of a financial restatement or misconduct, thereby reducing incentives to engage in activities that could create undue risk.

•         Robust Governance and Oversight.

The Compensation Committee regularly reviews the structural and strategic components of the Company’s compensation programs and, where appropriate, recommends such programs to the Board of Directors for approval. Areas subject to review include, but are not limited to:

         the structure of the NEO short‑term incentive plan;

         the Company’s executive compensation philosophy;

         the design of annual and long‑term incentive programs; and

         assessments of market competitiveness, including analyses of internal salary structures relative to external  benchmark data.

•         No Guaranteed Incentive Compensation.

The Company does not provide guaranteed bonus opportunities.

Incentive compensation payouts are contingent on Company performance and are subject to the review of the Compensation Committee and Board of Directors for approval.

This section sets forth the compensation of our NEOs for the fiscal year ended December 31, 2025. For the fiscal year ended December 31, 2025, Johann Christian Jean Charles Bordais served as our principal executive officer, Eduardo Couto served as our principal financial officer and Simone Galvão de Oliveira served as our general counsel and chief compliance officer and Secretary of the Board of Directors.

Summary Compensation Table for 2025

The following table summarizes the total compensation paid to or earned by our NEOs in fiscal years 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)(4)	Total ($)(1)
Johann Bordais	2025	418,196	__	289,196	__	345,646	__	24,649	1,077,686
Chief Executive Officer	2024	363,149	__	305,654	__	192,713	__	23,545	885,061
	2023	135,465	—	2,838,268	—	117,511	—	8,493	3,099,737

Eduardo Couto(5)	2025	419,501	__	399,089	—	365,760	—	20,700	1,205,050
Chief Financial Officer	2024	364,737	—	366,781	—	250,464	—	20,700	1,002,683
	2023	344,615	—	3,874,585	—	396,054	—	17,400	4,632,655

Simone Oliveira	2025	160,798	—	67,481	—	104,855	—	42,413	375,547
General Counsel and Chief Compliance Officer

(1)	Amounts converted from Brazilian reais to U.S. dollars using a conversion rate of 5.58 to $1.00, representing the average exchange rate during the year ended December 31, 2025.
(2)

The amounts reported in this column represent the grant date value of the awards granted during the years presented, determined in accordance with FASB ASC Topic 718. For more information relating to these awards, see the section entitled “Overview of our 2025 Executive Compensation Program—Long-Term Incentive Award”.

(3)

The amounts reported in this column represent the annual performance-based cash bonus earned by the NEO with respect to fiscal year performance. For more information relating to these bonuses, see the section entitled “Overview of our 2025 Executive Compensation Program—Annual Cash Incentive Plan”. Amounts previously disclosed in this column for fiscal year 2024 represented bonus amounts paid during the applicable fiscal year and have been updated to reflect the bonus amounts earned in respect of the applicable fiscal year.

(4)	The amounts reported in this column represent the retirement plan matching contribution paid by the Company for the NEO and perquisites.
(5)

Amounts reported in the “All Other Compensation” column for fiscal year 2023 and 2024 have been updated from prior disclosure to correct the inadvertent omission of employer matching contributions to the retirement plan.

Grants of Plan-Based Awards Table for 2025

Name (a)	Board Approval Date (1)	Grant Date (1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or base price of option awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (2) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Johann Bordais	May 8, 2025	9-May-25	__	349,137	523,705	__	__	__	74,535	__	__	289,196
Eduardo Couto	May 8, 2025	9-May-25	__	320,000	480,000	__	__	__	102,858	__	__	399,089
Simone Oliveira	May 8, 2025	9-May-25	__	93,080	139,620	__	__	__	17,392	__	__	67,481

(1)    Where the grant date of an equity award differs from the date on which the Board of Directors approved such award, a separate column has been included to reflect the Board approval date. For the awards presented above, the Board approval date was May 8, 2025, and the grant date was May 9, 2025.

(2)    The amounts reported in this column represent the grant date value of the awards granted during fiscal year 2025, determined in accordance with FASB ASC Topic 718. For more information relating to these awards, see the section entitled “Overview of our 2025 Executive Compensation Program—Long-Term Incentive Award”.

Narrative Disclosure To Summary Compensation Table and Grants of Plan-Based Awards Table

The following discussion provides material information necessary to understand the quantitative disclosures in the Summary Compensation Table and the Grants of Plan-Based Awards Table for Eve’s NEOs.  For additional information about the base salary and annual cash incentive awards in fiscal year 2025, see the sections entitled “Compensation Discussion and Analysis—Base Salary,” and “—Annual Cash Incentive Plan”.

Equity Awards

Each of the equity-based awards granted during fiscal year 2025 and reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2022 Plan.  The awards disclosed in the Grants Table include:

•         Time Based Restricted Stock Units (RSUs): Each RSU granted during fiscal year 2025 to an NEO reported in the table above is subject to a three-year vesting schedule, vesting on the third anniversary of the grant date, subject to the NEO's continued employment through the applicable vesting date.

•         Performance Based Restricted Stock Units (RSUs):  Each RSU granted during fiscal year 2025 to an NEO reported in the “Stock Awards” column in the 2025 Summary Compensation Table and the “Estimated Possible Payouts Under Equity Incentive Plan Awards" column of the Grants of Plan-Based Awards Table vests upon achievement of predefined operational and strategic performance goals, subject to continued employment through the applicable vesting date.

•         Dividends. NEOs have no right to receive dividends, unless and until (and only to the extent) the Restricted Stock Units have vested and, thereafter, the shares have been distributed. Any dividends the Company declares between the grant date and the date the shares are distributed will be converted into dividend equivalent units, which will be delivered at the time of settlement of the associated RSUs.

For additional information, see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives”.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table shows all outstanding equity awards held by NEOs as of December 31, 2025.

Stock Awards(1)

Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or of units of stock that have not vested ($)(8)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested (#)(9)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(10)
Johann Bordais	May 9, 2025	74,535 (2)	297,395	__	__
	May 3, 2024	56,498(3)	225,427	__	__
	October 30, 2023	17,181(4)	68,552	326,435(5)	1,302,476
	May 9, 2025	102,858 (6)	410,403	__	__
Eduardo Couto	May 3, 2024	67,797(6)	270,510	__	__
	May 5, 2023	36,000(6)	143,640	__	__
Simone Oliveira	May 9, 2025	17,392	69,394	__	__

(1)		This table provides information pertaining to restricted stock units held by our NEOs as of December 31, 2025.
(2)

The restricted stock units were granted pursuant to the 2022 Plan and vest in one installment on the third anniversary of the grant date, subject to Mr. Bordais’ continued service through the vesting date.

(3)

The restricted stock units were granted pursuant to the 2022 Plan and vest in one installment on the third anniversary of the grant date, subject to Mr. Bordais’ continued service through the vesting date.

(4)

The restricted stock units were granted pursuant to the 2022 Plan and vest subject to the achievement of service and performance conditions. The 17,181 restricted stock units that vest solely on the passage of time will vest in one installment on September 1, 2026, subject to Mr. Bordais continued service through the vesting date.

(5)

The restricted stock units were granted on October 30, 2023, pursuant to the 2022 Plan and vest subject to the achievement of service and performance conditions. The 326,435 restricted stock units vest subject to the achievement of performance conditions, subject to Mr. Bordais continued service through the vesting date.

(6)

The restricted stock units were granted pursuant to the 2022 Plan and vest in one installment on the third anniversary of the grant date, subject to Mr. Couto’s continued service through the vesting date.

(7)

The restricted stock units were granted pursuant to the 2022 Plan and vest in one installment on the third anniversary of the grant date, subject to Ms. Oliveira’s continued service through the vesting date.

(8)		The amount reflects the number of restricted stock units granted multiplied by $ 3.99, the closing price of our common stock on December 31, 2025.
(9)		The amount reflected in the table represents the number of shares payable based on achievement of the target level of performance (100%).
(10)		The amount reflects the number of performance shares payable based on achievement of the target level of performance multiplied by $ 3.99, the closing price of our common stock on December 31, 2025.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Johann Bordais	__	__	__	__
Eduardo Couto	__	__	12,735	49,412
Simone Oliveira	__	__	889	3,449

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into employment and service arrangements with its named executive officers that provide for severance benefits under limited circumstances.

Pursuant to the terms of Mr. Bordais’ employment agreement, if his employment is terminated by the Company without Cause or by Mr. Bordais for Good Reason (each as defined in the employment agreement), and subject to the execution of a release of claims in favor of the Company and compliance with applicable Brazilian labor law, he is entitled to severance equal to his annual base salary, in addition to any severance required under Brazilian law.

Ms. Oliveira is entitled to severance payments as required under applicable Brazilian labor law.

In connection with a termination of employment, the NEOs are subject to post‑termination restrictive covenants, including confidentiality and non‑solicitation obligations and, where applicable and if elected by the Company, non‑competition restrictions for up to 12 months following termination.

Under the terms of each of the NEOs’ equity award agreements under the 2022 Plan, if an NEO is terminated by the Company without Cause (as defined in the 2022 Plan) or pursuant to a mutual separation, unvested equity awards generally remain outstanding and vest on a pro rata basis based on the period of service through the termination date. Certain equity awards (the one-time initial equity grants to our NEOs) require a minimum service period of 24 months in order to be eligible for pro rata vesting, while the Company’s recurring annual equity awards do not require a minimum service period and provide for pro rata vesting upon a qualifying termination. In the case of performance‑based awards, vesting remains subject to the satisfaction of applicable performance conditions. Voluntary resignation results in the forfeiture of all unvested awards.

Under the terms of the 2022 Plan, in the event of a “Change in Control” (as defined in the 2022 Plan), if (i) an outstanding RSU award is not assumed or substituted in connection with such Change in Control, or (ii) an outstanding RSU award is assumed or substituted and the NEO’s employment is terminated without “Cause” (as defined in the 2022 Plan) or by the NEO for Good Reason (as defined in the NEO’s employment agreement, if applicable) within 12 months following the Change in Control, any such outstanding RSUs will become vested and payable, with any applicable performance conditions deemed satisfied at target levels.

In the event of an executive’s death or disability during a performance period, unvested incentive awards may be paid on a prorated basis, with performance deemed achieved at target, as determined by the Compensation Committee and subject to approval by the Board of Directors. Any such vesting or payment remains subject to the applicable performance metrics for performance‑based awards and, in the case of time‑based awards, compliance with the original vesting schedule.

PAY VERSUS PERFORMANCE

The following table sets forth the compensation for our former CEOs (also referred to as “PEOs”) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in a manner consistent with Item 402(v) of Regulation S-K, for each of 2025, 2024 and 2023. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group and net income (loss) for the fiscal years 2025, 2024 and 2023. Neither the Board of Directors nor the compensation committee considers any specific financial measures in making compensation decisions for our NEOs, so we have not included a column regarding a "Company Selected Measure."

Name	Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO named executive officers (1)	Average compensation actually paid to non-PEO named executive officers (2)	Value of initial fixed $100 investment based on:		Net income (loss) in thousands
						Total shareholder return	Peer group total shareholder return (3)
André Duarte Stein	2025	__	__	__	__	__	__	__
	2024	__	__	__	__	__	__	__
	2023	6,278,699	214,805	—	—	101.67	128.24	(127,658)
Gerard J. DeMuro	2025	—	—	—	—	—	—	—
	2024	__	__	__	__	__	__	__
	2023	457,696	703,696	—	—	101.67	128.24	(127,658)
Johann Bordais	2025	1,077,686	505,720	__	__	55.42	133.05	(224,255)
	2024	885,061	240,758	__	__	75.56	126.99	(138,168)
	2023	3,099,737	2,776,738	__	__	101.67	128.24	(127,658)
Non-PEO NEOs	2025	__	__	790,298	520,568	55.42	133.05	(224,255)
	2024	—	—	1,002,683	458,201	75.56	126.99	(138,168)
	2023	__	__	4,632,655	2,885,993	101.67	128.24	(127,658)

(1) Reflects amounts reported in the “Summary Compensation Table” for the PEOs set forth below and average amounts reported in the “Summary Compensation Table” for the non-PEO NEOs set forth below:

Year	PEO	Non-PEO NEOs
2025	Johann Bordais	Eduardo Couto, Simone Oliveira
2024	Johann Bordais	Eduardo Couto
2023	Johann Bordais, André Duarte Stein, Gerard J. DeMuro	Eduardo Couto

(2) Compensation actually paid for the PEOs and average compensation actually paid for our non-PEOs in 2025, 2024, 2023, reflect the respective amounts set forth in these columns, adjusted as follows in accordance with the SEC’s pay versus performance disclosure rules:

PEO (André Duarte Stein)
2023
Reported Summary Compensation Table Total	6,278,699
Less: Reported Fair Value of Equity Awards (a)	(6,063,894)
Add: Year End Fair Value of Equity Awards (b)	0
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	0
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (b)	0
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (b)	0
Total Compensation Actually Paid	214,805

PEO (Gerard J. DeMuro)
2023
Reported Summary Compensation Table Total	457,696
Less: Reported Fair Value of Equity Awards (a)	0
Add: Year End Fair Value of Equity Awards (b)	0
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	12,000
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	234,000
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (b)	0
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (b)	0
Total Compensation Actually Paid	703,696

PEO (Johann Bordais)
	2023	2024	2025
Reported Summary Compensation Table Total	3,099,737	885,061	1,077,686
Less: Reported Fair Value of Equity Awards (a)	(2,838,268)	(305,654)	(289,196)
Add: Year End Fair Value of Equity Awards (b)	2,515,269	307,349	297,395
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	0	(645,998)	(580,165)
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0	0	0
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (b)	0	0	0
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0	0	0
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (b)	0	0	0
Total Compensation Actually Paid	2,776,738	240,758	505,720

Non-PEOs NEOs (average)
	2023	2024	2025
Reported Summary Compensation Table Total	4,632,655	1,002,683	790,298
Less: Reported Fair Value of Equity Awards (a)	(3,874,586)	(366,782)	(233,285)
Add: Year End Fair Value of Equity Awards (b)	263,520	368,816	239,899
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	1,864,404	(546,516)	(265,717)
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0	0	(10,627)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (b)	0	0	0
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	0	0	0
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (b)	0	0	0
Total Compensation Actually Paid	2,885,993	458,201	520,568

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The assumptions used to calculate the fair values set forth in the table above are computed in accordance with ASC 718 and did not differ materially from those used to calculate the grant date fair value for each award.

(3) The peer group for purposes of this table is NYSE Arca Airline Index, which is the same as our peer group disclosed in the Stock Performance Graph in Item 5 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Most Important Measures

Neither the Board of Directors nor the Compensation Committee considers any financial measures in determining compensation for our NEOs.

Relationship Between Compensation Actually Paid and Performance

In 2025, the compensation actually paid to our NEOs is linked to corporate and specific goals performance through our 2024 Short-Term Incentive Program. Compensation actually paid related to Long‑Term Incentive awards generally reflects awards granted in prior years and is influenced by stock price performance over multiple periods, as described in greater detail in the CD&A. We do not currently use any financial performance measures to link executive compensation actually paid to Company performance.

The chart below compares the compensation actually paid to the PEO, the average of compensation actually paid to our NEOs and the TSR performance of our stock price and the TSR performance of the NYSE Arca Airline Index companies group over the three-year period of 2023 through 2025.

a

The chart below illustrates the relationship among compensation actually paid to the PEO, the average compensation actually paid to our NEOs, and our net loss for each of the three most recently completed fiscal years. Although net income (loss) is not used as a performance metric in our executive compensation program, the chart highlights that compensation actually paid to our NEOs does not track our net loss over the periods presented.

a

Compensation Committee Interlocks and Insider Participation

As permitted by the controlled company exemptions under the NYSE corporate governance rules, our Compensation Committee is not composed entirely of independent directors; our Board of Directors determined that one member, Mr. DeMuro, who previously served as our Co-Chief Executive Officer until October 2023 and then as Executive Vice President of Corporate Development until January 2024, is not independent.

None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity, other than the Company or Zanite, prior to the business combination, or Embraer, that has one or more executive officers who also serve as a member of our Board of Directors.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and listing standards. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Prohibitions against Hedging and Pledging

Under our insider trading policy, all directors, officers and employees of the Company are prohibited from engaging in hedging transactions (such as collars, equity swaps, exchange funds and prepaid variable forward sale contracts) involving our securities and Embraer’s securities, holding our securities or Embraer’s securities in a margin account or pledging our securities or Embraer’s securities as collateral for a loan

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in the section entitled “Executive Compensation,” this section describes transactions, or series of related transactions, since January 1, 2025, in which:

•       we have been or are to be a participant;

•         the amount involved exceeds or will exceed $120,000; and

•         any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Certain Agreements Related to the Business Combination

In connection with the business combination, certain agreements were entered into by the Company or Eve Soluções de Mobilidade Aérea Urbana Ltda., a Brazilian limited liability company (sociedade limitada) and a wholly owned subsidiary of the Company (the “Brazilian Subsidiary”). References below are qualified in their entirety by reference to the full text of such agreements and to the descriptions thereof. Certain of these agreements include:

Services Agreements

Master Services Agreement – Embraer and the Company

In connection with the business combination, on December 14, 2021, the Company entered into a Master Services Agreement with Embraer (the “Embraer MSA”), under which the Embraer Parties (as defined therein) agreed to provide the Company and its subsidiaries certain products and services relating to the development, certification, manufacturing and support of electric vertical takeoff and landing vehicles (“eVTOL”) pursuant to certain statements of work that have been or will be entered into from time to time between the parties in connection with the Embraer MSA. In 2025, the Company incurred $121,255,825 in fees and reimbursements for certain reasonable and documented out-of-pocket costs and expenses pursuant to the Embraer MSA.

Master Services Agreement – Atech and the Company

In connection with the business combination, on December 14, 2021, the Company entered into a Master Services Agreement with Atech (the “Atech MSA”), under which Atech agreed to provide the Company certain products and services related to the development of the air traffic management system for eVTOL, otherwise known as the urban air traffic management (“UATM”), pursuant to statements of work that have been or will be entered into from time to time between the parties in connection with the Atech MSA. In 2025, the Company incurred $1,901,569 in fees and reimbursements for certain reasonable and documented out-of-pocket costs and expenses pursuant to the Atech MSA.

Shared Services Agreement - Embraer and the Company

In connection with the business combination, on December 14, 2021, the Company and the Brazilian Subsidiary, on one side, entered into a Shared Services Agreement with Embraer and EAH, on the other side, pursuant to which the Embraer Parties (as defined therein) have agreed to provide to the Eve Parties (as defined therein) certain accounting, information technology, compliance, tax, supply chain management, human resources management and other relevant administrative and back-office services, as well as any additional services that the parties may agree to from time to time. In 2025, the Company incurred $1,291,984 in fees and reimbursements for certain reasonable and documented out-of-pocket costs and expenses pursuant to the Shared Services Agreement.

Stockholders Agreement

On May 9, 2022, the Company, EAH and the Sponsor entered into a Stockholders Agreement relating to our initial board composition. In addition, for so long as EAH directly or indirectly through any of its affiliates holds less than 50% but at least 10% of the outstanding shares of our Common Stock, EAH will also have the right to: (i) nominate a number of directors to our board of directors at least proportional to the number of shares of Common Stock owned by EAH; and (ii) appoint a number of representatives to each committee of our board of directors that is at least proportional to the number of outstanding shares of Common Stock owned by EAH directly or indirectly through any of its affiliates. For so long as EAH directly or indirectly through any of its affiliates holds at least 20% of the outstanding shares of Common Stock of Zanite, EAH will also have the right to designate the chairperson of our board of directors (who need not be a nominee of EAH).

In addition, for so long as EAH directly or indirectly through any of its affiliates holds at least 35% of the outstanding shares of Common Stock, the following actions may not be taken (or agreed to be taken) by us without the prior written consent of EAH: (a) the sale of greater than 30% of our assets or voting securities (with certain exceptions); (b) the voluntary liquidation or dissolution of the Company; (c) any amendment of our organizational documents that materially and adversely affects EAH in its capacity as a stockholder; (d) the relocation of our domicile; (e) any change to our corporate name; or (f) any change to the size of our board of directors.

Registration Rights

In connection with the business combination, on May 9, 2022, we entered into the Amended and Restated Registration Rights Agreement with certain parties including EAH, which, among other things, obligates us to register for resale such securities that are held by the parties thereto from time to time, and provides the parties thereto certain customary demand and “piggyback” rights. Subject to certain exceptions, we will bear all registration expenses under the Amended and Restated Registration Rights Agreement.

Strategic Warrant Agreement

On March 16, 2022, concurrently with the execution of the Subscription Agreement to which Acciona Logistica is a party, the Company also entered into a Strategic Warrant Agreement with Acciona Logistica and EAH (the “Acciona Strategic Warrant Agreement”), pursuant to which, subject to the consummation of the business combination, the Company agreed to issue to Acciona Logistica new warrants to acquire 4,500,000 shares of Common Stock, each with an exercise price of $0.01 per share. Each warrant is exercisable for a period of five years following its issuance or first permitted exercise date. The Acciona Strategic Warrant Agreement provides for certain registration rights with respect to the resale of the shares of Common Stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreement. In addition, on March 16, 2022, Acciona Logistica entered into a lock-up agreement with Zanite, pursuant to which Acciona Logistica will be restricted from transferring a warrant to acquire 900,000 shares of Common Stock issued at the Closing and the shares of Common Stock issued upon the exercise of such new warrants until the date that is two years after the Closing Date.

Out of the warrants that Zanite has agreed to issue pursuant to the Acciona Strategic Warrant Agreement, (i) a warrant to acquire 900,000 shares of Common Stock was issued and became exercisable at the Closing, (ii) warrants to acquire up to 3,600,000 shares of Common Stock will be issued upon the achievement of certain UAM Business milestones, including upon achievement of certain vertiport operation thresholds and upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities.

The Acciona Strategic Warrant Agreement also provided Acciona Logistica with the non-transferable right to designate a Class I director of the Company. María Cordón was designated as a Class I director by Acciona Logistica pursuant to the terms of the Acciona Strategic Warrant Agreement. On May 12, 2025, María Cordón informed the Company of her resignation from her position as a member of the Board and any committees of the Board, including the audit committee of the Company, effective as of that date.

Zanite

Registration Rights

In connection with the business combination, on May 9, 2022, the Company, EAH, the Sponsor and certain other parties thereto entered into the Amended and Restated Registration Rights Agreement, which, among other things, obligates the Company to register for resale certain securities that are held by the parties thereto from time to time and provides certain customary demand and “piggyback” rights. The Amended and Restated Registration Rights Agreement contains a three-year lock-up period, pursuant to which, subject to certain exceptions, EAH, the Sponsor and certain other parties thereto are restricted from transferring the shares of Common Stock and warrants they owned immediately following the Closing until May 9, 2025. The Amended and Registration Rights Agreement amends and restates the registration rights agreement that was entered into by Zanite, the Sponsor and the other parties thereto in connection with Zanite’s IPO. Subject to certain exceptions, the Company will bear all registration expenses under the Amended and Restated Registration Rights Agreement.

Other Agreements

We entered into additional arrangements with Embraer and/or its affiliates, as described below.

Letter of Agreement – Warehouse

On August 25, 2023, EVE UAM, LLC (“Eve Sub”) and Embraer entered into a letter of agreement in reference to the Embraer MSA with the purpose to engage Embraer to perform, in accordance with Embraer’s Standard of Care, the activities related to the transfer of Embraer inventory currently allocated in its Taubate facility (“Property”) to another place, defined by Embraer and its own risk, and make available part of the Property to the Brazilian Subsidiary’s disposal. It was agreed between the parties that, upon and during the execution the rental agreement of the new warehouse between Embraer and warehouse supplier, and in relation to the transfer of Embraer inventory from Taubate facility to another warehouse, the Brazilian Subsidiary shall reimburse Embraer in the amount incurred in expenses and costs, including all taxes. In addition, Eve or the Brazilian Subsidiary shall reimburse Embraer the incurred expenses and costs of the implementation of the IT System and infrastructure required in Embraer new warehouse, including all taxes. Under this agreement, in 2025 Eve Sub incurred an approximate amount of $856,213.

Lease Agreement - Taubate

On August 13, 2024, the Brazilian Subsidiary and Embraer entered into a lease agreement of part of a Embraer’s Taubate facility, a property located in the city of Taubate, State of Sao Paulo, Brazil, at Rodovia Floriano Rodrigues Pinheiro, 333, Piracangagua – Quiririm (“Property”). The purpose of this agreement is to use the Property as the Brazilian Subsidiary’s first EVE-100 eVTOL production facility, as part of the Company’s industrialization plan. The Property was originally donated to Embraer by the Municipality of Taubate December 2023, and Embraer will remain with part of the Property performing its own activities. In 2025, Eve incurred an approximate cost of $2,949,206 with rental payments and expenses (including property tax).

Registered Direct Offering

 On August 13, 2025, the Company entered into subscription agreements with certain investors, including BNDESPAR, EAH and other institutional investors, for the issuance and sale of an aggregate of 47,422,680 newly issued shares of common stock of the Company, par value $0.001 per share, at a purchase price of $4.85 per share (of which, 4,123,711 shares were issued to EAH), including the subscription by BNDESPAR of 15,463,917 shares of common stock in the form of Brazilian Depositary Receipts (the “BDRs”), each of which represents one share of common stock, at a purchase price of R$26.21 per BDR (which reflects an equivalent value of the price per share based on the PTAX rate on August 12, 2025), in a registered direct offering effected pursuant to the Company’s registration statement on Form S-3 (File No. 333-287863) filed under the Securities Act of 1933, as amended (the “Registered Direct Offering”). The Company received aggregate gross proceeds of approximately $230.0 million from the Registered Direct Offering, including gross proceeds of approximately $20 million with respect to the issuance to EAH and approximately $75.0 million with respect to the issuance to BNDESPAR.

BNDESPAR Letter Agreement

On August 13, 2025, concurrently with the execution of the subscription agreements related to the Registered Direct Offering, the Company also entered into a letter agreement (the “BNDESPAR Letter Agreement”) with BNDESPAR and EAH pursuant to which the Company and EAH have agreed to grant to BNDESPAR certain additional rights in connection with its agreement to purchase BDRs. Accordingly, subject to certain exceptions and so long as BNDESPAR beneficially owns common stock (including in the form of BDRs) equal to 2% or more of the issued and outstanding shares of common stock, it shall have: (i) the right to designate for nomination one Class I director, who shall satisfy the Company’s qualification and compliance standards, from the closing of the Registered Direct Offering and until the end of the three-year term of directors appointed at the annual meeting of stockholders to be held in 2026; (ii) tag-along rights with respect to any sale of shares of common stock by EAH representing (x) more than 10% of the then issued and outstanding shares of common stock or (y) any number of shares of common stock the sale of which would result in EAH ceasing to be the largest beneficial owner of the then issued and outstanding shares of common stock; and (iii) the right to purchase, on a pro rata basis, such number of equity securities in any new issuance of equity securities for cash as would be necessary for it to maintain its then-current percentage ownership of shares of common stock, on a fully diluted basis, on the same terms and conditions as offered to other investors in such new issuance, provided that EAH remains the largest beneficial owner of the then issued and outstanding shares of common stock.

Letter of Agreement – Industrialization

On July 18, 2024, Eve Sub entered into a letter of agreement (“LoA”) with Embraer, pursuant to which Embraer agreed to provide support services related to the development and structuring of industrialization processes and procedures in connection with the Company’s EVE‑100 eVTOL aircraft program, including support related to production organization certification activities. The LoA provides for the reimbursement by Eve Sub of costs and expenses incurred by Embraer in performing such services. In 2025, the Company incurred approximately $420,919 in costs and expenses pursuant to this LoA.

Guarantee Endorsement Letter Agreement – Embraer and the Company

On August 28, 2023, Eve Sub, entered into a letter agreement (the “Letter Agreement”) with Embraer, pursuant to which Embraer endorsed certain guarantees issued by private financial institutions in connection with loan agreements entered into by the Brazilian Subsidiary with Banco Nacional de Desenvolvimento Econômico e Social (BNDES) to support the development of the Company’s eVTOL program. Under the Letter Agreement, Eve Sub agreed to pay to Embraer endorsement fees in an amount equal to the fees paid to the private financial institutions in connection with such guarantees. In 2025, Eve incurred approximately $565,647 in expenses related to such guarantee endorsement fees pursuant to the Letter Agreement.

Flight Control Computer Supply Agreement – Embraer and the Company

On October 9, 2023, Eve Sub entered into a Supply Agreement with Embraer S.A., dated as of August 31, 2023, for the design, development, industrialization, manufacture and supply by Embraer to Eve Sub of the Flight Control Computer (“FCC”) and related services in support of the Company’s EVE‑100 eVTOL aircraft program, including certification support with applicable airworthiness authorities. The Supply Agreement does not include any minimum purchase commitment by Eve Sub and, unless earlier terminated in accordance with its terms, remains in effect for the duration of the program. In 2025, Eve incurred approximately $16,094,662.07 in costs and payments related to the FCC under the Supply Agreement.

Landing Gear Supply Agreement– Embraer and the Company

On January 26, 2026, Eve Sub entered into a Supply Agreement (the “Landing Gear Supply Agreement”) with Embraer, effective as of November 24, 2025, pursuant to which Embraer agreed to design, develop, certify, manufacture and supply landing gear systems and related components for Eve Sub’s EVE100 eVTOL aircraft program, as well as to provide related engineering, certification and support services. In 2025, Eve incurred approximately $493,664 in nonrecurring development milestone payments and related costs pursuant to the Landing Gear Supply Agreement.

Lease Agreement – Eugenio de Melo

On June 12, 2023, the Brazilian Subsidiary and Embraer entered into a lease agreement of part of Embraer’s São José dos Campos facility, a property located in the city of São José dos Campos, State of São Paulo, Brazil, at Rodovia Presidente Dutra, s/nº - KM 134 - Eugênio de Melo. The purpose of this agreement is to use the leased premises as office and engineering laboratory facilities in support of the Company’s eVTOL development activities. Embraer continues to perform its own activities at the São José dos Campos site. In 2025, Eve incurred an approximate cost of $124,197 with rental payments and related expenses pursuant to this lease agreement.

Supply Agreement – NIDEC and the Company

On June 16, 2023, Eve Sub, Embraer and Nidec Aerospace LLC (“Nidec”) entered into a supply agreement related to the provision of electric propulsion systems and related services for the Company’s EVE100 eVTOL aircraft program. In 2025, Eve incurred approximately $5,997,040.48 in costs and payments pursuant to this agreement.

Letter of Agreement – NIDEC, Embraer and the Company

On April 24, 2025, Eve Sub, Embraer and Nidec entered into a letter agreement (the “Letter of Agreement”) in reference to the supply agreement among the same parties, pursuant to which Nidec agreed to perform a feasibility study related to the design and development of an optimized electric propulsion system solution for the Company’s EVE‑100 eVTOL aircraft program. The Letter Agreement sets forth the scope, duration and commercial terms applicable to the feasibility study and provides that the results of the feasibility study may serve as the basis for a future amendment to the supply agreement. In 2025, Eve incurred approximately $ 7,787,507 in costs pursuant to the Letter Agreement.

Policy Concerning Related Person Transactions

Our board of directors adopted a written policy, which we refer to as the related person transactions policy, for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries were, are or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•         any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•         any person who is known to the Company to own of record or to be the beneficial owner of more than 5% of any class of the Company’s voting securities at the time of occurrence or existence of the related person transaction;

•         any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•         any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, the Audit Committee has the responsibility to review related person transactions. Under the terms of the related person transactions policy, certain related person transactions have standing pre-approval by the Audit Committee, even if the aggregate amount involved will exceed $120,000, including any transaction that is effected pursuant to any existing agreement in effect as of May 9, 2022, between the Company (including any of its subsidiaries), on the one hand, and Embraer or one of its subsidiaries, on the other.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy to you upon written or oral request to Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, FL 32935, Attn: Secretary, telephone: (321) 751-5050. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2027 must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company no later than December 10, 2026. Proposals should be sent to the Secretary of the Company at its principal executive offices, 1400 General Aviation Drive, Melbourne, FL 32935 or at legal@eveairmobility.com. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2027 any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the annual meeting of stockholders to be held in 2027 outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in Sections 5(b) and 6(b) of the Company’s Bylaws.  To be timely, such written notice must be received by the Secretary of the Company at its principal executive offices, 1400 General Aviation Drive, Melbourne, FL 32935, not earlier than the close of business on January 21, 2027, nor later than the close of business on February 20, 2027. In the event that the annual meeting of stockholders to be held in 2027 is not scheduled to occur within 25 days before or after May 21, 2027 (the anniversary of the Annual Meeting), the written notice must be received by the Company not later than the close of business on the 10th day following (i) the day on which notice of the date of the annual meeting for 2027 is mailed or (ii) the day on which public announcement of the date of such meeting is first made, whichever first occurs.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by March 22, 2027.

EXPENSES AND SOLICITATION

We will bear all costs of solicitation of proxies. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Luis Carlos Affonso
Luis Carlos Affonso
Chairperson of the Board

April 9, 2026

Melbourne, Florida

205031 Eve Holding, Inc Proxy Card - Front

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EVE HOLDING, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 20, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend, go to: **https://www.cstproxy.com/eveholding/2026**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" EACH OF THE NOMINEES FOR CLASS I DIRECTOR LISTED IN PROPOSAL 1; "FOR" PROPOSAL 2; FOR EVERY "THREE YEARS" IN PROPOSAL 3; AND "FOR" PROPOSAL 4.

1. Election of Class I Directors

	FOR	WITHHOLD AUTHORITY
(1) Sergio Pedreiro	☐	☐
(2) Uallace Moreira Lima	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list) above)

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________ **2026.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

205031 Eve Holding, Inc Proxy Card - Back

2026

To view the 2026 Proxy Statement, 2025 Annual Report and to Attend the Annual Meeting, please go to: www.cstproxy.com/eveholding/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVE HOLDING, INC.

The undersigned appoints Johann Bordais, Eduardo Couto and Simone Oliveira, and each of them as proxy holders, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Eve Holding, Inc. held of record by the undersigned at the close of business on April 1, 2026 at the Annual Meeting of Stockholders of Eve Holding, Inc. to be held on Thursday, May 21, 2026 at 10:00 a.m. Eastern Time, and any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED: "FOR" EACH OF THE NOMINEES FOR CLASS I DIRECTOR LISTED IN PROPOSAL 1; "FOR" PROPOSAL 2; FOR EVERY "THREE YEARS" IN PROPOSAL 3; AND "FOR" PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HOLDERS HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed on the other side)